UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 10, 2009
CAPITAL CORP OF THE WEST
(Exact Name of Company as Specified in Charter)

California	0-27384	77-0147763
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2801 G Street, Merced, California 95340
(Address of Principal Executive Offices) (Zip Code)
(209) 580-4040
(Company’s telephone number, including area code)
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
Capital Corp of the West (the “Company”) is obligated under an indenture dated as December 17, 2003, for floating rate junior subordinated deferrable interest debentures due 2033 and successor trustee under an indenture dated as December February 22, 2001, for junior subordinated deferrable interest debentures due 2031. U.S. Bank National Association is the trustee under the 2003 indenture and successor trustee under the 2001 indenture. The amounts of these subordinated debt securities are $10,310,000 and $6,186,000, respectively, plus interest accrued since the Company elected in July 2008 to defer quarterly interest payments due for the second quarter and thereafter.
On April 10, 2009, U.S. Bank as trustee under both of these indentures sent a purported notice of default asserting that the closing of the Company’s subsidiary County Bank violated the provisions of the indentures that prohibited the Company from selling, transferring or otherwise disposing of substantially all of the Company’s assets unless the successor assumed the Company’s obligations under the indenture and related junior subordinated debt securities. Under the indentures, the Company generally has 60 days after notice to remedy an alleged default before it can become an “Event of Default”. The Company has no plans to contest the closing of County Bank.
The notices also assert that the seizure of the Bank violates or will violate provisions that (i) make it an event of default for a substantial portion of the Company’s property to become subject to a receivership if not remedied within 90 days and (ii) require payment of interest when it becomes due if not paid within 30 days.
Upon the occurrence of an event of default, the entire principal, premium and any accrued unpaid interest may be declared immediately due and payable without further action by either the trustee or the holders of the related trust preferred securities.
The Company has two other series of indentures and related trust preferred securities: indenture dated as of September 15, 2006, for junior subordinated debt securities due September 15, 2036, for $15,464,000; and indenture dated as of October 31, 2007 for floating rate junior subordinated deferrable interest debentures due 2037, for $25,774,000. U.S. Bank as trustee under the 2006 indenture gave a purported notice of default on March 25, 2009. The trustee under the 2007 indenture may take similar action.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Capital Corp of the West
(Company)
Dated: April 14, 2009	By:	/s/ David A. Heaberlin
David A. Heaberlin
Executive Vice President/Chief Financial Officer

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